UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2025

Commission File Number 1-13610

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant’s telephone number)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2025, Creative Media & Community Trust Corporation (the “Company”) announced that the Company and First Western SBLC, Inc., a Florida corporation and an indirect wholly owned subsidiary of the Company (“First Western”), entered into a membership interest purchase agreement, dated as of November 6, 2025 (the “Membership Interest Purchase Agreement”), with PG FR Holding, LLC, a Delaware limited liability company (the “Buyer”). Pursuant to the Membership Interest Purchase Agreement, and upon the terms and subject to the conditions therein, Buyer will purchase from the Company all of the issued and outstanding equity interests of First Western (the “Transactions”). The Company estimates that, pursuant to the Membership Interest Purchase Agreement and based on information related to First Western’s assets and other matters as of September 30, 2025, the purchase price will be approximately $44 million (which is net of the outstanding balance of debt related to the 2023 securitization of certain loan receivables), subject to adjustment and updated information through the closing (the “Closing”) of the Transactions. Upon the Closing and giving effect to the payment of other debt, transaction expenses and other matters, the Transactions are expected to yield net cash proceeds to the Company of approximately $31 million.

The Membership Interest Purchase Agreement contains representations, warranties, covenants and indemnification obligations that are customary for a transaction of this type, including, among others, covenants by First Western to use reasonable best efforts to conduct the business of First Western in the ordinary course between execution of the Membership Interest Purchase Agreement and the Closing.

The Closing is subject to the receipt of the U.S. Small Business Administration’s consent to the acquisition by the Buyer of the equity interests in First Western and certain customary closing conditions, including (i) the absence of any law or order that challenges or may prevent the consummation of the Transactions, (ii) the accuracy of the representations and warranties of each party, subject to certain materiality thresholds, (iii) the performance and compliance by each party with the covenants and obligations of such party pursuant to the Membership Interest Purchase Agreement in all material respects and (iv) Barry Berlin not terminating, providing a notice of his intention to terminate, or otherwise rescinding his agreement to work for an affiliate of Buyer following the Closing.

The Membership Interest Purchase Agreement contains certain customary termination rights, including the right of either the Company or the Buyer to terminate the Membership Interest Purchase Agreement if the Closing has not occurred on or prior to June 30, 2026.

Pursuant to an equity commitment letter (the “Equity Commitment Letter”), dated November 6, 2025, an entity affiliated with Peachtree Group, subject to the terms and conditions thereof, agreed to provide equity financing to the Buyer in the aggregate amount set forth therein to facilitate consummation of the Transactions.

The foregoing summary of the Membership Interest Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Membership Interest Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, at the Closing Mr. Berlin will resign from his roles as an Executive Vice President of the Company, Chief Financial Officer of the Company, Treasurer of the Company and Secretary of the Company. Mr. Berlin will be succeeded by (i) Brandon Hill as Chief Financial Officer of the Company and Treasurer of the Company and (ii) Christopher Filosa as Secretary of the Company, in the case of (i) and (ii) effective immediately after Mr. Berlin’s resignation.

Mr. Hill, age 39, has served as 1st Vice President – Fund Accounting & Reporting for CIM Group, L.P. since March 2022. Prior to his role as 1st Vice President – Fund Accounting & Reporting, Mr. Hill served as Vice President – Financial Reporting of CIM Group, L.P. from 2018 until 2022. Affiliates of CIM Group, L.P. act as operator and administrator to the Company and/or certain of its subsidiaries.

There are no arrangements or understandings between Mr. Hill and any person pursuant to which Mr. Hill was selected as an officer, and no family relationships exist between Mr. Hill and any director or executive officer of the Company. Mr. Hill is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Berlin’s resignation, on November 6, 2025, the Company, CIM Group, L.P., CIM SBA Staffing, LLC (“CIM SBA Staffing) and Mr. Berlin entered into a Separation Agreement and General Mutual Release of all Claims (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Berlin will receive from the Company (i) a severance payment of $350,000 and (ii) an additional payment of (x) $270,000 if the resignation is effective on or prior to December 14, 2025 or (y) $250,000 if the resignation is effective on or after December 15, 2025, and CIM Group, L.P. will purchase (x) 2,052.545 of Mr. Berlin’s vested shares of CIM Real Estate Finance Trust, Inc. (“CMFT”) if the resignation is effective on or prior to December 14, 2025 or (y) 1,980.983 of Mr. Berlin’s vested shares of CMFT if the resignation is effective on or after December 15, 2025. Additionally, pursuant to the Separation Agreement, Mr. Berlin and CIM SBA Staffing have agreed to a mutual general release of claims.

The summary of the Separation Agreement set forth above is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 12, 2025, the Company issued a press release announcing the execution of the Membership Interest Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Confidential Separation Agreement and General Mutual Release of all Claims, by and between, CIM SBA Staffing, LLC, Creative Media & Community Trust Corporation, CIM Group, L.P. and Barry N. Berlin.
99.1	Press Release, dated November 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: November 12, 2025	By:	/s/ Barry N. Berlin
Barry N. Berlin
Chief Financial Officer